EXHIBIT 10.3

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CONTACTS INFORMATION	Matomy Xtend Media

CONTACTS INFORMATION Publisher Information
Billing Information
Company Name:	OxaMedia Corporation	Billing Contact:	Reid Stillman
Sales Contact:	Stefano Zorzi	Billing Email:	■■■■■■■■■■■■■■
Email:	■■■■■■■■■■■■■■	complete if different from company address
Address:		Address:
City: Sun Valley City:
State: Idaho State:
Zip:	83353 Zip:
Country	USA Country
Phone Number:	(646) 5200693 Phone Number:
Fax Number:	Fax Number:
	Payment Method:		INet 35

Send Wires / PayPal details to:	OxaMedia Corporation
Company name:
Bank name:	■■■■■■■■■■■
Bank Address:	■■■■■■■■■■■■■■■■■■■■■■■■■■
Swift Code:	■■■■
ROUTING:	■■■■
BIC:
Account Name:	■■■■■■■■■■■■■■■■
Account Number:	■■■■
PayPal email address:	■■■

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CAMPAIGN DETAILS
Countries	Placements	Sizes	Pricing	Amount	Frequency	Cancellation
World Wide	Banners	All Standard Size	REVSHARE	Open	5/24	24HR out clause

SPECIAL INSTRUCTIONS	Open
Budget:
Daily Cap:	Open
Start / End Date:	Upon E-mail agreement / Upon Cancellation
Billing:	The billing will be according to Xtend Group numbers
Modification:	Modification while running is allowed via mail notification

PAYMENT INSTRUCTIONS
Payment Terms:	Net +35

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Xtend Group — Publisher Agreement

1.

Conditions

a. In order to be eligible to become an Xtend Group Publisher, all websites or affiliated websites or publishers must meet the following criteria:

be content-based, not simply a list of links or advertisements, nor can the site be centered around making money off of our Advertisers

1.

Be fully functional at all levels; no "under construction" sites or sections

2.

Although we do not work on an exclusive partnership, working directly with our partners is not allowed, at least not for the first 3 months of ending with our relationship

b. The content of the publishers, websites or affiliated websites cannot infringe on any personal, intellectual property or copyrights including but not limited to:

1.

Racial, ethnic, political, hate-mongering or otherwise objectionable content

2.

Investment, money-making opportunities or advice not permitted under law

3.

Gratuitous violence or profanity

4.

Material that defames, abuses, or threatens physical harm to others

5.

Promotion of illegal substances or activities such as illegal online gambling, how to build a bomb, counterfeiting money, etc.

6.

Software Pirating (e.g., Warez, P2P, Bit torrent, Hotline, etc)

7.

Hacking or Phreaking.

8.

Any illegal activity whatsoever

9.

Any spoofing, redirecting, or trafficking from adult-related websites in an effort to gain traffic.

2.

Termination

This Agreement shall commence upon your acceptance and remain in effect until terminated. This Agreement may be terminated by either Party upon one (1) business days' notice. This Agreement shall terminate immediately upon the dissolution or insolvency of either Party. Xtend Group reserves the right, in its sole and absolute discretion, to terminate a campaign and remove any advertisements at any time for any reason.

3.

Online Reports

During the month a publisher may view the online reports within Xtend Group reporting system which in ALL ways are estimate numbers that can be changed until 15 days after the end of the month. Campaigns can be customized at any time by the Xtend Group team to comply with advertiser's ad serving numbers. At the end of the month the reports are frozen and within 15 days will include the definitive numbers of earnings. This also states that the Xtend Group stats will be leading in every case. All reported numbers for the purposes of billing and general delivery reporting are based on Right Media server reports - under "Net pub comp ($)" column unless mentioned else in this 10.

4.

Representations and Warranties

•

You represent and warrant that: Your Media is in compliant with all applicable laws and does not contain or promote, nor links to another website that contains, libelous, defamatory, abusive, violent, prejudicial, obscene, sexually explicit or illegal content;

•

You agree not to promote via website or link to websites containing any pornographic, racial, ethnic, political, software pirating (e.g. Warez) or hacking, hate-mongering, or otherwise objectionable content;

•

You agree not to engage in any illegal activity, in accordance with Federal Law, whatsoever, is not allowed;

•

You own or have the legal right to use and distribute all content, copyrighted material, products, and services displayed on Your Media; You agree to not use deceit when marketing Advertiser's offers or presenting these offers to consumers; You have the right, power, and authority to enter into this Agreement and grant the rights specified herein;

•

You will not attempt in any way to alter, modify, eliminate, conceal, or otherwise render inoperable or ineffective the Site tags, source codes, links, pixels, modules or other data provided by or obtained from xtend Group that

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allows Xtend Group to measure ad performance and provide its service ("Site Data");

•

If instructed to do so by Xtend Group and/or if this Agreement terminates, you will immediately remove and discontinue the use of any Site Data;

•

You acknowledge that Xtend Group does not represent, warrant, or make any specific or implied promises as to the successful outcome of any Programs;

•

You agree to display the creative exactly as it appears on the Program and will not alter any creative that has been submitted to the Site;

•

If You are notified that fraudulent activities may be occurring on your Media, and You do not take any actions to stop the fraudulent activities, then You are responsible for all associated costs and legal fees resulting in these fraudulent activities;

•

If any errors or undesirable results occur due to no fault of Xtend Group, Xtend Group shall not be responsible for losses and You may not be compensated.

5.

Placement of Ads

Site may NOT place any Xtend Group advertisements on alternative publishers or websites without written consent and approval of Xtend Group. Publisher will not place advertisement on pornographic/offensive, and/or warez, and/or illegal MP3 sites/directories, and/or P2P (not approved by RIAA)/Bit-Torrent sites, and/or Spyware or malicious code of any sort and/or alternatively questionable areas. In case where advertisements are placed in such locations, Xtend Group reserves the right to withhold payment for the entire campaign and/or submit an immediate legal action against the company and/or set a financial penalty in the amount of $10K (USD) or a higher sum, based on the damages caused to Xtend G.M Global Media Ltd.

6.

Limitation of Liability; Disclaimer of Warranty.

IN NO EVENT SHALL Xtend Group BE LIABLE FOR ANY DAMAGES OF ANY KIND ARISING FROM YOUR USE OF THE SITE, OPERATION OF A PROGRAM, OR YOUR DISPLAY OF ANY PROGRAM CREATIVE ON YOUR MEDIA, INCLUDING BUT NOT LIMITED TO BROKEN IMAGES, SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE AND CONSEQUENTIAL DAMAGES, EVEN IF Xtend Group HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE INFORMATION, CONTENT AND SERVICES ON THE SITE ARE PROVIDED ON AN "AS IS" BASIS WITH NO WARRANTY. YOU USE THE SITE AND RUN PROGRAMS AT YOUR OWN RISK. TO THE MAXIMUM EXTENT PERMITTED BY LAW, Xtend Group DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, WITH RESPECT TO THE OPERATION OF THE SITE, THE INFORMATION, SERVICES, AND CONTENT INCLUDED ON THE SITE AND PROVIDED BY Xtend Group, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. Xtend Group DOES NOT REPRESENT OR WARRANT THAT THE INFORMATION ON THIS SITE OR PROVIDED BY Xtend Group IS ACCURATE, COMPLETE OR CURRENT.

7.

Indemnity

You shall indemnify, defend and hold Xtend Group harmless from and against any and all claims, allegations, liabilities, costs and expenses (including reasonable attorneys' fees) by third parties arising out of Your: (a) improper use of the Site; (b) improper operation of a Program; or (c) breach or violation of this Agreement. Xtend Group shall indemnify, defend and hold You harmless from and against any and all claims allegations, liabilities, costs and expenses (including reasonable attorneys' fees) by third parties arising out of any actual infringement of intellectual property rights resulting from Your display of Xtend Group's advertising creative provided in connection with operating a Program.

8.

Assignment and Jurisdiction

Xtend Group may assign this Agreement to a subsidiary or business successor. You may not assign this Agreement without the prior written consent of Xtend Group, which shall not be unreasonably withheld. This Agreement shall be construed and governed by the law of the state of Israel You expressly consent to the exclusive venue and personal jurisdiction of the state of Israel for any actions arising from or relating to this Agreement.

9.

Severability

If any provision of this Agreement is held to be invalid, illegal or unenforceable for any reason, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had not been contained herein.

10.

Force Majeure

Neither Party shall be liable to the other by reason of failure or delay in the performance of its obligations hereunder on account of Acts of God, fires, storms, war, governmental action, labor conditions, earthquakes, natural disasters, interruption

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in Internet service or any other cause which is beyond the reasonable control of such Party.

11.

Miscellaneous

This Agreement contains the sole and entire agreement and understanding between the Parties relating to the subject matter herein, and merges all prior discussions, whether through officers, directors, salespersons, employees or consultants. Each Party is an independent contractor and not a partner, joint venture or employee of the other. All notices shall be sent to the addresses submitted by You when signing up for the service by certified mail, fax, email or courier. Xtend Group reserves the right to change any conditions of this contract at any time. You may refer contract revisions in our website: http://www.matomymedia.com/publishers/publisher-agreement/

The Terms and Conditions of Xtend Global Media. G.M. Ltd. ("Xtend") [as published on

http://www.matomymedia.com/publishers/publisher-agreement/ (the "Terms") bind the parties from the date signed or the date service is provided and shall apply to each and any services provided by Xtend. The Terms shall take precedence over any other terms and conditions issued or stated or referenced to apply relating to the services provided by Xtend.

12.

Publisher Earnings

Revshare deal based on placements generated by Xtend Group Reporting Source — All reported numbers for the purposes of billing and general delivery reporting are based on Right Media server reports.

13.

Payments

NOTE: Xtend Group will pay Net 35. Payments Policy: Wire- $500 and up, PayPal - up to $500,. Minimum payment amounts: 50 USD/ 50 Euro/ 50 GBP, if the balance is less Xtend Group will add the amount to the next payment. Publisher responsible to supply valid payment details, if details are wrong or if the publisher change its payment details, it is the publisher responsibility to notify by mail 14 days before Payment due date. Publisher will bear payments fees if require. Publisher must send invoice to: billing@matomymedia.com before the 15th of the following month of the activity.

AUTHORIZATION: Signing the below, both XtendMedia and the Publisher hereby agrees to the foregoing

XTEND

Name: Erez Gross

Title: SVP Media                         Signature: /s/ (not readable)  Date: Jun 17, 2011

Publisher Name: Reid Stillman Title: President Signature:	Date: Jun 17, 2011